JAMES STAFFORD
James Stafford Chartered Accountants Suite 350 –1111 Melville Street Vancouver, British Columbia Canada V6E 3V6 Telephone +1 604 669 0711 Facsimile +1 604 669 0754

Consent of Independent Registered Public Accounting Firm

We consent to the use in the Registration Statement on Form S-1 of Rubincon Ventures Inc. of our report dated 10 April 2006, with respect to the financial statements of Rubincon Ventures Inc. as at 31 January 2006 and for the year then ended and to the reference to us under the heading “Experts” in the prospectus, which is part of such Registration Statement.

/s/ James Stafford
Vancouver, Canada	Chartered Accountants

4 August 2006